Exhibit 10.20

STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT (this “Agreement”) is made as of July 17, 2002, (“Effective Date”) by and among Yuval Moed (the “Holder”),                  (the “Purchasers”) and ProFlowers, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

A. The Holder owns 730,563 shares of the Common Stock of the Company (the “Stock”).

B. The Holder desires to sell and the Purchaser desires to acquire                      shares of the Stock (the “Sale Shares”), on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. Number of Shares and Price Per Share. Subject to the terms and conditions hereof, the Holder will sell to the Purchaser, and the Purchaser will purchase from the Holder, the Sale Shares at a purchase price of $0.75 per share for an aggregate purchase price of                      (the “Purchase Price”). Payment of the Purchase Price will be made by the Purchaser at the closing by a check payable to the order of the Holder in an amount equal to the Purchase Price. The Holder will simultaneously deliver to the Purchaser an executed copy of the Assignment Separate from Certificate attached hereto as Exhibit A, endorsed in the name of the Purchaser.

2. Closing. The closing of the purchase by the Purchaser and the sale by the Holder of the Sale Shares shall be held at the offices of DuBosar & Dolnick, P.A., 3010 North Military Trail, Suite 210, Boca Raton, Florida 33431, on July 24, 2002, or at such other time and place as the Holder and the Purchaser may agree in writing.

3. Legends. All certificates representing the Sale Shares subject to the provisions of this Agreement shall have endorsed thereon the following legends.

a. “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

b. Any legend required to be placed thereon by the California Commissioner of Corporations.

4. Representations and Warranties of the Purchaser. In connection with the proposed purchase of the Sale Shares, the Purchaser hereby agrees, represents and warrants as follows:

a. The Purchaser is purchasing the Sale Shares solely for his or her own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). The Purchaser further represents that he or she does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Sale Shares or any portion thereof; and that the entire legal and beneficial interest of the Sale Shares that he or she is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

b. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Sale Shares. The Purchaser further represents and warrants that he or she has had an opportunity to discuss with the officers of the Company its plans, operations and financial condition, has received all such information as he or she deems necessary and appropriate to enable him or her to evaluate the financial risk inherent in making an investment in the Sale Shares and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

c. The Purchaser is an investor in securities of companies in development stages, is able to fend for himself or herself in this investment, realizes that his or her purchase of the Sale Shares will be a highly speculative investment, is able, without impairing his or her financial condition, to hold the Sale Shares for an indefinite period of time and to suffer a complete loss on his or her investment and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of his or her purchase of the Sale Shares.

d. The Company has disclosed to the Purchaser that:

(i) The sale of the Sale Shares has not been registered under the Act, and as such the Sale Shares are “restricted securities” under the Act, and the Sale Shares must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available, and that the Company is under no obligation to register the Sale Shares; and

(ii) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

e. The Purchaser is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date the Purchaser has purchased and paid for the Sale Shares; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited “broker’s transaction” or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and that any sale of the Sale Shares may be made by him or her only in limited amounts during any three-month period not exceeding specified limitations. The Purchaser further represents that he or she understands that at the time he or she wishes to sell the Sale Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he or she would be precluded from selling the Sale Shares under Rule 144 even if the one-year minimum holding period had been satisfied. The Purchaser represents that he or she understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

f. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Sale Shares which he or she is purchasing unless:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) The Purchaser has notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and either:

(a) The Purchaser has furnished the Company with an opinion of Transferee’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Purchaser’s counsel has been concurred in by counsel for the Company; or

(b) The disposition is made in compliance with Rule 144 after the Purchaser has furnished the Company such detailed statement and after the Company has had a reasonable opportunity to discuss the matter with Transferee.

5. Representations and Warranties of the Holder. In connection with the transfer of the Sale Shares to the Purchaser, the Holder represents the following to the Purchaser:

a. The Holder has good, valid and marketable title to the Sale Shares.

b. The Company has disclosed to Holder that the Company has previously, is currently and will continue to review, consider and receive information from investment bankers and other informational sources regarding strategic initiatives and opportunities to ensure continued growth for the Company. The Company has engaged Goldman Sachs to represent the Company in exploring strategic initiatives; however, as of the Effective Date of this Agreement, the Company has not entered into any firm negotiations, deals or other transactions regarding the actual implementation of any such strategic initiatives or opportunities.

c. Except as set forth in Section 7 below, all of Sale Shares are free and clear of restrictions on or conditions to transfer or assignment, as well as any claims, liabilities, pledges, mortgages, restrictions or encumbrances of any kind, direct or indirect, affecting the Sale Shares.

d. The Holder has the right and authority to sell, transfer and deliver the Sale Shares to the Purchaser pursuant to this Agreement.

e. At and as of the closing, the Purchaser shall have good, valid and marketable title to the Sale Shares transferred to him or her.

6. Securities Act Exemption. The Purchaser understands that, in transferring the Sale Shares to the Purchaser, the Holder has relied upon the exemption from registration under the Act contained in Section 4(1) of the Act and that, in an attempt to effect compliance with all the conditions thereof, the Holder and the Company are relying in good faith upon all of the foregoing representations and warranties on the part of the Purchaser.

7. Agreement to be Bound. The Purchaser agrees to be bound by the terms and conditions of that certain Acquisition of Flower Farm Direct, Inc. Stockholders’ Agreement, dated as of December 17, 1999 (including, but not limited to, Section 9 (“Market Standoff Agreement”)) to which the Company and the Holder are parties, as if the Purchaser was an original party thereto.

8. Transfers in Violation of Agreement. The Company shall not be required (i) to transfer on its books any shares of Sale Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

11. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, his or her heirs, executors, administrators, successors and assigns.

12. Entire Agreement; Amendments. This Agreement, together with the exhibits hereto, shall be construed under the laws of the State of California (as it applies to agreements between California residents, entered into and to be performed entirely within California), and constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective as against a party hereto unless agreed to in writing by such party.

13. Right to Specific Performance. The Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

14. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

15. Representation by Counsel. The Holder and the Purchaser have either consulted with their own legal counsel and other advisors and representatives regarding the transactions contemplated by this Agreement or, having had the opportunity to consult with such persons regarding such transactions, have chosen not to do so of their own volition. Each of the Holder and Purchaser acknowledges that its interests are not being represented by Gray Cary Ware & Freidenrich LLP, which is acting as legal counsel to the Company.

16. Counterparts. This Agreement may be executed in counterparts, each of which will be an original and all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

“HOLDER”

/s/ Yuval Moed
Yuval Moed

Address:	6781 S. Grande Dr.
Boca Raton, FL 33433

“PURCHASER”

Printed Name

Address:

“COMPANY”

PROFLOWERS, INC.

By:	/s/ Joel Tomas Citron

Name:	Joel Tomas Citron

Title:	CHAIRMAN

Address:	5005 WATERIDGE VISTA DRIVE
SUITE 200
SAN DIEGO, CA 92121

EXHIBIT A

Assignment Separate from Certificate

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Transfer Agreement (the “Agreement”) dated July             , 2002 by and among Yuval Moed (the “Holder”),                     (the “Purchaser”) and ProFlowers, Inc. (the “Company”), the Holder hereby transfers to the Purchaser         shares of the Common Stock of the Company standing in Holder’s name on the Company’s books and represented by Certificate No.         , and hereby irrevocably constitutes and appoints                              to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: July         , 2002.

“Holder”

/s/ Yuval Moed
Yuval Moed

Schedule A

Jared S. Polis

Joel Citron

Joseph Kennedy

Arthur Laffer